UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2005
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48034 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 2.06 Material Impairments.
SIGNATURE

     Lear Corporation (“Lear” or the “Company”) is filing this Form 8-K/A to amend the Company’s Current Report on Form 8-K filed on June 27, 2005, in order to update certain disclosures therein with respect to the Company’s restructuring strategy (the “Restructuring”).
Section 2 — Financial Information
Item 2.05 Costs Associated with Exit or Disposal Activities.
     As part of its previously announced Restructuring, Lear has commenced consolidation and census actions affecting two additional facilities in North America. These actions and the actions previously taken as part of the Restructuring are expected to result in the Company incurring charges of approximately $55 million in the second half of 2005, of which approximately 45% will be employee termination costs, approximately 15% will be asset impairment charges and approximately 40% will be equipment and personnel relocation, manufacturing inefficiency and other expenses. These amounts are estimates, and the amount and timing of actual charges may vary due to a variety of factors. The costs incurred in connection with the Restructuring generally represent cash charges, other than the asset impairment charges which are non-cash.
     As previously disclosed in Lear’s Quarterly Report on Form 10-Q filed on August 8, 2005, the Company recorded charges of $28 million in the second quarter of 2005 in connection with the initial phase of the Restructuring. These charges consisted of employee termination costs of $16 million, asset impairment charges of $5 million, contract termination costs of $5 million, other costs of $1 million and manufacturing inefficiency costs resulting from the Restructuring of $1 million. The Company continues to expect to incur total pre-tax costs of up to $250 million in connection with the Restructuring.
FORWARD-LOOKING STATEMENTS
     This Amended Current Report on Form 8-K/A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, fluctuations in the production of vehicles for which the Company is a supplier, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the costs, timing and execution of program launches, the costs and timing of facility closures, business realignment or similar actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers, raw material cost and availability, the Company’s ability to mitigate the significant impact of recent increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, the finalization of the restructuring plan referred to above, potential impairment or other charges related to the implementation of our business strategy or adverse industry conditions and other risks described from time to time in the Company’s Securities and Exchange Commission filings.
     The forward-looking statements in this Amended Current Report on Form 8-K/A are made as of the date hereof, and the Company does not assume any obligation to update them.
Item 2.06 Material Impairments.
     The information contained in Item 2.05 relating to impairment charges is hereby incorporated by reference.

SIGNATURE
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: August 30, 2005	By:	/s/ Daniel A. Ninivaggi
	Name:	Daniel A. Ninivaggi
	Title:	Senior Vice President, Secretary and General Counsel

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